      As filed with the Securities and Exchange Commission on February 21, 1997
                                               Registration No. 333-_____
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 ------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                 ------------

                                DELTAPOINT, INC.
             (Exact Name of Registrant as Specified in its charter)

             CALIFORNIA                             7372                     77-0216760
   (State or Other Jurisdiction of      (Primary Standard Industrial      (I.R.S. Employer
    Incorporation or Organization)       Classification Code Number)    Identification Number)

                             22 LOWER RAGSDALE DRIVE
                           MONTEREY, CALIFORNIA 93940

               (Address of principal executive offices) (Zip Code)

                                  ------------

                                DELTAPOINT, INC.
                      1992 NON-STATUTORY STOCK OPTION PLAN
                            (Full title of the Plan)

                                  ------------

                                 JOHN J. AMBROSE
                             CHIEF EXECUTIVE OFFICER
                                DELTAPOINT, INC.
                             22 LOWER RAGSDALE DRIVE
                              MONTEREY, CALIFORNIA
                     (Name and address of agent for service)
                                 (408) 648-4000
        (Telephone number, including area code, of agent for service)

                                  ------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
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                                               PROPOSED MAXIMUM  PROPOSED MAXIMUM
    TITLE OF SECURITIES          AMOUNT TO      OFFERING PRICE       AGGREGATE          AMOUNT OF
     TO BE REGISTERED         BE REGISTERED(1)   PER SHARE(2)    OFFERING PRICE(2)  REGISTRATION FEE

Options                            28,301             N/A              N/A                 N/A
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Common Stock (par value $.01)      28,301            $5.75          $162,730.75           $100
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

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1992 Non-Statutory Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of DeltaPoint, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of DeltaPoint, Inc. on February 18, 1997.


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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          DeltaPoint, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

          (a) (i) The Registrant's report on Form 10-K for the fiscal year ended December 31, 1995;

               (ii) The Registrant's report on Form 10-Q for the fiscal
                    quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

          (b) The Registrant's Registration Statement No. 0-27328 on Form 8-A filed with the SEC on December 4, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), together with amendments thereto, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          As permitted by Section 204(a) of the California General Corporation Law, the Registrant's Articles of Incorporation eliminate a director's personal liability for monetary damages to the Registrant and its shareholders arising from a breach or alleged breach of the director's fiduciary duty, except for liability arising under Sections 310 and 316 of the California General Corporation Law or liability for (i) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders and (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law.

          Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification

          (including reimbursement for expense) under certain circumstances for liabilities arising under the 1933 Act. The Registrant's Articles of Incorporation and Bylaws contain provisions covering indemnification of corporate directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the 1933 Act or the 1934 Act. The Company has entered into Indemnification Agreements with its directors and executive officers.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

Item 8.   EXHIBITS

Exhibit Number      Exhibit
--------------      -------

     5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

     23.1           Consent of Price Waterhouse LLP, Independent Accountants.

     23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

     24 Power of Attorney. Reference is made to page II-5 of this Registration Statement.

Item 9.   UNDERTAKINGS

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1992 Non-Statutory Stock Option Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monterey, State of California on this 19th day of February, 1997.


                                      DELTAPOINT, INC.


                                      By:  /S/  John J. Ambrose
                                         --------------------------------------
                                           John J. Ambrose
                                           Chief Executive Officer and Director



                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of DeltaPoint, Inc., a California corporation, do hereby constitute and appoint John J. Ambrose and Donald B. Witmer, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     SIGNATURE                   TITLE                                        DATE

     /S/ John J. Ambrose
     -----------------------     Chief Executive Officer and Director         February 19, 1997
     John J. Ambrose             (Principal Executive Officer)

     /S/ Donald B. Witmer
     -----------------------     Chief Financial Officer, Chief Operating     February 19, 1997
     Donald B. Witmer            Officer and Director
                                 (Principal Financial and Accounting Officer)


     SIGNATURE                   TITLE                            DATE

     /S/  William G. Pryor       Vice President of Development    February 19, 1997
     -----------------------     and Director
     William G. Pryor

     /S/  John Hummer            Director                         February 19, 1997
     -----------------------
     John Hummer

     /S/  Patrick Grady          Director                         February 5, 1997
     -----------------------
     Patrick Grady


                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                                DELTAPOINT, INC.

                                  EXHIBIT INDEX
                                  ------------

                                                                 Sequentially
Exhibit Number     Exhibit                                       Numbered Page
--------------     -------                                       -------------
    5              Opinion and consent of Gunderson Dettmer
                   Stough Villeneuve Franklin & Hachigian, LLP.

    23.1           Consent of Price Waterhouse LLP, Independent
                   Accountants.

    23.2           Consent of Gunderson Dettmer Stough Villeneuve
                   Franklin & Hachigian, LLP is contained in
                   Exhibit 5.

    24             Power of Attorney.  Reference is made to page
                   II-5 of this Registration Statement.